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                                 EXHIBIT 10-b


                             AMENDMENT NUMBER SIX
                                      TO
                            AMSOUTH BANCORPORATION
                     LONG TERM INCENTIVE COMPENSATION PLAN


     Pursuant to approval by the Board of Directors of AmSouth Bancorporation, the AmSouth Bancorporation Long Term Incentive Compensation Plan is hereby amended, effective July 20, 1995, by deleting subsections (4) and (5) of
Section 5.6(b) thereof, and inserting the word "and" immediately after subsection (3), and substituting in lieu of the deleted subsections (4) and (5) the following:

     "(4)    if the Grantee making the Election is an officer of the Company within the meaning of Section 16(b), the exercise, lapsing of restrictions and Elections with respect to Options, Stock Appreciation Rights and Restricted Stock Awards shall be subject to such other limits and restrictions as shall be imposed by the Committee from time to time to ensure or promote compliance with
Section 16(b) and other applicable laws and regulations."

     IN WITNESS WHEREOF, AmSouth Bancorporation has adopted and approved this Amendment Number Six to the AmSouth Bancorporation Long Term Incentive Compensation Plan by act of its Board of Directors and has caused same to be executed in its name and on its behalf this 5th day of September, 1995 to be effective as of July 20, 1995.

                                       AMSOUTH BANCORPORATION


                                       By:  /s/ John W. Woods
                                           -------------------------------------
                                           John W. Woods
                                           Chairman of the Board and Chief
                                           Executive Officer
ATTEST:

/s/ Carl L. Gorday
----------------------------
Assistant Secretary